UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 9, 2012, Centene Corporation (or, the “Company”) announced it was notified by the Ohio Department of Job and Family Services that Buckeye Community Health Plan, Centene's Ohio subsidiary, was one of four incumbent health plans that was not awarded a contract to continue serving Medicaid members in Ohio, effective January 2013.  Centene intends to file a formal protest within the required seven-day notice period.

This announcement is not expected to impact 2012 Premium and Service revenues from Buckeye Community Health Plan. However, as result of this event, Centene will conduct a test for recoverability of the assets of Buckeye Community Health Plan including goodwill and intangible assets and expects that, absent a successful appeal, a material non-cash impairment charge will be recorded in its 2012 consolidated statement of operations for the year ended December 31, 2012.  As of December 31, 2011, Buckeye Community Health Plan had goodwill and net intangible assets of approximately $42.9 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: April 9, 2012	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer